UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2020

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders of Pioneer Natural Resources Company (the "Company") was held on May 21, 2020. At the meeting, three proposals were submitted for a vote of stockholders, as described in the Company’s Proxy Statement dated April 9, 2020 (the "Proxy Statement"). The following is a brief description of each proposal and the results of the stockholders' votes.
Election of Directors. Prior to the meeting, the Board designated each of the persons named below as nominees for election as directors. Each nominee was, at the time of such nomination and at the time of the meeting, a director of the Company. At the meeting, each nominee was elected as a director of the Company, with the results of the stockholder voting being as follows:

Nominee	For	Against	Abstain	Broker non-votes
Edison C. Buchanan	129,379,036	5,033,388	88,130	9,234,704
Andrew F. Cates	132,877,869	1,533,052	89,633	9,234,704
Phillip A. Gobe	109,298,386	25,112,418	89,750	9,234,704
Larry R. Grillot	134,057,318	356,831	86,405	9,234,704
Stacy P. Methvin	133,993,456	424,083	83,015	9,234,704
Royce W. Mitchell	133,921,291	489,992	89,271	9,234,704
Frank A. Risch	130,354,958	4,055,813	89,783	9,234,704
Scott D. Sheffield	132,683,702	1,735,734	81,118	9,234,704
Mona K. Sutphen	133,955,699	464,133	80,722	9,234,704
J. Kenneth Thompson	124,115,739	10,299,208	85,607	9,234,704
Phoebe A. Wood	131,048,626	3,366,309	85,619	9,234,704
Michael D. Wortley	132,984,041	1,426,992	89,521	9,234,704
Ratification of selection of independent auditors. The engagement of Ernst & Young LLP as the Company's independent auditors for 2020 was submitted to the stockholders for ratification. Such engagement was ratified, with the results of the stockholder voting being as follows:

For	139,341,760
Against	4,295,035
Abstain	98,463
Broker non-votes	—
Advisory vote on executive compensation. The Company submitted to the stockholders for approval, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. The proposal was approved, with the results of the stockholder voting being as follows:

For	127,466,033
Against	6,700,013
Abstain	334,508
Broker non-votes	9,234,704
Item 7.01 Regulation FD Disclosure
On May 26, 2020, the Company issued a press release announcing the early results and upsizing of the Company's previously announced cash tender offers (the "Tender Offers") for up to an amended Aggregate Maximum Tender Amount (as defined herein) of its outstanding 3.45% senior notes due 2021, its outstanding 3.95% senior notes due 2022, and its outstanding 7.20% senior notes due 2028 (collectively, the "Notes"). The Company has amended the Tender Offers to increase the aggregate principal amount of Notes subject to the Tender Offers from $500 million to approximately $724.6 million (the "Aggregate Maximum Tender Amount"). A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1(a)	News Release, dated May 26, 2020, titled "Pioneer Natural Resources Announces Early Results and Upsizing of Debt Tender Offers"
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
______________________
(a)Furnished herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	May 27, 2020